UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2008, Medical Solutions Management Inc. (the “Company”) announced that its Chief Executive Officer and President, Brian Lesperance, has resigned from the Company effective as of January 24, 2008 (the “Separation Date”). Mr. Lesperance also resigned from his position as a director of the Company effective as of January 24, 2008.

In connection with Mr. Lesperance’s resignation, on January 24, 2008, the Company and Mr. Lesperance entered into a Separation Agreement (the “Agreement”). Pursuant to the Agreement, Mr. Lesperance shall be entitled to receive a payment equal to one hundred seventy-five thousand dollars ($175,000) representing an amount equal to twelve (12) months of Mr. Lesperance’s base salary in effect on the Separation Date and twenty thousand and one hundred ninety-two dollars ($20,192) representing Mr. Lesperance’s unpaid and accrued vacation and sick pay which is due and owing to Mr. Lesperance through the Separation Date, for an aggregate gross payment by the Company to Mr. Lesperance of one hundred ninety-five thousand and one hundred ninety-two dollars ($195,192). All payments shall be made net of any and all applicable taxes and other withholdings and shall be paid within thirty (30) days of the Separation Date. In addition, the Company will provide Mr. Lesperance with medical and dental coverage until the first anniversary of the Separation Date. A copy of the Agreement is filed as Exhibit 10. 1 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 24, 2008, the Company appointed Lowell Fisher as the Interim Chief Executive Officer of the Company.

Lowell M. Fisher, Jr. has served as the Chief Executive Officer and Secretary of Certified Diabetics Services, Inc. since August 2006. Mr. Fisher also currently serves as the Chairman of the Board and has been a Director of Certified Diabetics Services, Inc. since July, 2005. Certified Diabetic Services, Inc. is a direct-to-consumer provider of diabetes medical supplies, testing, products, education and information. Prior to joining the Certified Diabetic Services, Inc., Mr. Fisher was the principal of the Stonehill Group, LLC, a business consulting and financial advisory services company from January 2000 to January 2005. Prior to that, Mr. Fisher led various private, non-profit and listed public companies as Director, Chief Executive Officer and President. Among the positions he has held, Mr. Fisher was a Director for Munsingwear, Inc., now known as Premiumwear, Inc., a New York Stock Exchange traded apparel company. In addition, Mr. Fisher was the President of the Wegner Corporation, a diversified company providing various equipment and services in the music industry. Mr. Fisher was also a founder and owner of Team Electronics, Inc., a 130-store company selling and installing consumer electronics products. Mr. Fisher received his B.S. in Economics and Physics from Macalester College and is a graduate of the Harvard School of Business’ Strategic and Financial Management program and the Wharton School of Business’ Total Quality Management program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Separation Agreement dated as of January 24, 2008 between Medical Solutions Management Inc. and Brian Lesperance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Lowell M. Fisher
Name:	Lowell M. Fisher
Title:	Interim Chief Executive Officer (principal executive officer)

EXHIBIT LIST

Exhibit	Description
10.1	Separation Agreement dated as of January 24, 2008 between Medical Solutions Management Inc. and Brian Lesperance